UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2020

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

64 Sidney Street
Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 556-0311

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VCEL	NASDAQ

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On April 2, 2020, Vericel Corporation issued a press release providing an update on its response to the COVID-19 pandemic, preliminary unaudited first quarter revenue growth and the Company’s cash and investments balance. The press release also announced the Company’s withdrawal of financial guidance for 2020. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

The information included in the press release referred to under Item 2.02 above is also incorporated herein. The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

The spread of SARS-CoV-2, which causes coronavirus disease 2019, or COVID-19, creates a number of risks and uncertainties to the Company’s business, which could have a material adverse effect on its current and future business, operations and financial results. As a result, the Company is supplementing the risk factors previously included in Item 1A of its Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 25, 2020, to add the following new risk factor under the section entitled “Risk Factors — Risks Related to our Business.”

A pandemic, epidemic or outbreak of an infectious disease, such as COVID-19, or coronavirus, may materially and adversely impact our business, our operations and our financial results.

The recent outbreak of COVID-19, which surfaced in Wuhan, China, in December 2019, has since been declared a pandemic and has spread to multiple global regions, including the United States and Europe. To date, multiple state and national governments – including those in Massachusetts and Michigan, where our operations are located – have issued orders requiring businesses that do not conduct essential services to temporarily close their physical workplaces to employees and customers. Vericel is currently deemed an essential business and, as a result, is exempt from these state orders, in their current form. In March 2020, we put in place a number of protective measures in response to the COVID-19 outbreak. These measures include the canceling of all commercial international travel, requesting that employees limit non-essential personal travel, enhancing our facilities’ janitorial and sanitary procedures, encouraging employees to work from home to the extent their job function enables them to do so, limiting third-party access to our facilities, encouraging the use of virtual employee meetings, and providing guidance to our field-based commercial teams concerning their communications and contact with customers and healthcare professionals. We are reviewing these measures on a daily basis as the situation evolves, and we are likely to take additional actions as we learn more and as instruction is provided by national, state and local governmental agencies. Both these existing measures and any future actions we take may result in continued disruption to our business.

The continued outbreak of COVID-19, or another infectious disease, may lead to the implementation of additional responses, including additional travel restrictions, government-imposed quarantines and other public health safety measures, which may result in further disruptions to our business and operations. For example, further executive orders, travel restrictions, and limitations on gatherings could continue to impact our sales force’s ability to promote our products with healthcare professionals. In addition, healthcare facilities and hospitals may continue to limit the access of non-patients, including our sales professionals, as we have seen in connection with COVID-19, which could negatively impact our access to healthcare professionals. Further, in response to COVID-19, many hospitals and surgical centers have cancelled or postponed elective medical procedures and may continue to do so. As a result of COVID-19, or another infectious disease outbreak, our customers may continue to postpone or cancel previously scheduled surgeries and may also decline to schedule surgeries utilizing our products, which would negatively impact our operations and financial results. Additionally, our customers may not reschedule such postponed or cancelled surgeries on a timely basis, or at all.

The spread of COVID-19 or similar infectious diseases in the United States may also lead to further government-imposed quarantines and restrictions, which may result in the closure of our administrative offices, with our employees working outside of our offices for an extended period of time. These actions may result in the disruption of our manufacturing operations, which are currently accomplished within our administrative offices. Additionally, such quarantines and restrictions may adversely affect our ability to conduct certain product enhancement and business development activities. Further, continued delays and disruptions related to COVID-19 or another outbreak either within the United States or in an area outside the United States, but within the Company’s supply chain, may impact the Company’s ability to produce our products to meet customer demand, which would negatively impact our operations and financial results.

Regulatory oversight and actions regarding our products may be disrupted or delayed in regions impacted by COVID-19, including the United States and Europe, which may impact review and approval timelines for products in development and/or changes to existing products that need regulatory review and approval.

Although it is premature to draw any conclusions at this time, given the reduction of elective surgical procedures as a result of COVID-19, the Company anticipates a decreased rate of patient enrollment to its PEAK (A Study of MACI in Patients Aged 10 to 17 Years With Symptomatic Chondral or Osteochondral Defects of the Knee) Study, which is currently being conducted at ten (10) sites throughout the United States. COVID-19 or a similar infectious disease may further and negatively impact our clinical trial operations in the United States and in other countries by limiting our ability to recruit and retain patients, principal investigators and site staff who, as healthcare providers, may have heightened exposure to COVID-19 or a similar infectious disease if an outbreak occurs in their geography. Additionally, patients who are already recruited into our clinical trials may be unable or unwilling to attend follow-up visits within the timelines specified in our trial protocols, potentially impacting our ability to meet our clinical trial endpoints. An outbreak may also affect employees of third-party contract research organizations located in affected geographies that we rely upon to carry out our clinical trials.

We cannot presently predict the scope and severity of potential business shutdowns or disruptions, but if we or any of the third parties with whom we engage were to experience shutdowns or other business disruptions, our ability to conduct our business in the manner and on the timelines presently planned could be materially and negatively impacted.

The extent to which the current pandemic, or a future pandemic, impacts our business and operations will depend on future developments, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and governmental actions to contain the outbreak or treat its impact, which are highly uncertain and cannot be predicted with confidence.

Please also refer to the complete Item 1A of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2020 for additional risks and uncertainties facing the Company that may have a material adverse effect on the Company’s business, operations and financial results.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1+	Press Release of Vericel Corporation, dated April 2, 2020

+ Furnished herewith

EXHIBIT INDEX

Exhibit No.	Description
99.1+	Press Release of Vericel Corporation, dated April 2, 2020

+ Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: April 2, 2020	By:	/s/ Sean C. Flynn
Name: Sean C. Flynn
Title: Vice President, General Counsel and Secretary